Exhibit B.15


OPEN END MORTGAGE

THIS OPEN END MORTGAGE (this "Mortgage") is made as of  November 19,
1999 by and between THE CONNECTICUT LIGHT AND POWER COMPANY, a Connecticut corporation (together with its successors and assigns, the "Mortgagor"), having an office at 107 Selden Street, Berlin, Connecticut 06037, and CITIBANK, N.A., a national banking association, not personally but in its capacity as collateral agent for the Lenders (hereafter defined) (in such capacity, together with its successors, the "Collateral Agent"), having an office at: Citibank, N.A., c/o Global Power Group, 399 Park Avenue, Floor 4, Zone 20, New York, New York 10043.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement dated as of November 19, 1999 (as the same may be amended, modified, restated or otherwise supplemented, the "Credit Agreement") among Mortgagor, the lenders named therein (the "Lenders"), Salomon Smith Barney, Inc., as Arranger, and the Collateral Agent, Mortgagor has the right, upon meeting the conditions thereof, to obtain up to $300,000,000.00 of Advances (as that term and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement) under the Credit Agreement; and

WHEREAS, Mortgagor's repayment obligation under the Credit Agreement in respect of all outstanding Advances is evidenced by the promissory notes of Mortgagor in the aggregate principal amount of $300,000,000.00 dated as of November 19, 1999 and having a term expiring November 17, 2000 (provided that the term may be extended for successive periods of 364 days each upon request of Mortgagor and with the approval of the Lenders, as more particularly described in the Credit Agreement); and

WHEREAS, Mortgagor is the owner of an undivided 81% joint ownership interest in that certain piece or parcel of land situated in the Town of Waterford, County of New London and State of Connecticut, with the buildings and fixtures thereon comprising that certain electric generating unit commonly known as Millstone Unit No. 2 (said land and generating unit together being referred to as the "Millstone 2 Mortgaged Premises"), the remaining undivided 19% joint ownership interest in the Millstone 2 Mortgaged Premises being owned by Western Massachusetts Electric Company, as tenant in common with Mortgagor; and

WHEREAS, Mortgagor is the owner of an undivided 52.933% joint ownership interest in that certain piece or parcel of land situated in the Town of Waterford, County of New London and State of Connecticut, with the buildings and fixtures thereon comprising that certain electric generating unit commonly known as Millstone Unit No. 3 (said land and generating unit together being referred to as the "Millstone 3 Mortgaged Premises"), the remaining undivided 47.067% joint ownership interest in the Millstone 3 Mortgaged Premises being owned by the other record owners as tenants in common with Mortgagor (the Millstone 2 Mortgaged Premises and the Millstone 3 Mortgaged Premises collectively being referred to as the "Mortgaged Premises" and being more particularly described in Schedule A attached hereto and made a part hereof);

WHEREAS, Mortgagor desires, by the execution and delivery of this
Mortgage, to grant to the Collateral Agent a valid and enforceable mortgage in its interest in the Mortgaged Premises as equal and ratable security for
Mortgagor's respective repayment obligations to the   Lenders under the
Credit Agreement, as evidenced by the Notes (the "Obligations");

NOW, THEREFORE, in consideration of the premises and the sum of One
Dollar ($1.00) to it in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure the Obligations, the Mortgagor hereby gives, grants, bargains, sells, and confirms unto the Collateral Agent and its successors as collateral agent under the Credit Agreement, and its and their respective assigns forever, its interest in and to the Mortgaged Premises, EXCLUDING, HOWEVER, its interest in any and all machinery, equipment, furniture, furnishings, materials, supplies, nuclear fuel, and other articles or items of personal property other than fixtures and other than machinery and equipment now or hereafter located in and used or materially useful in connection with the operation of the Mortgaged Premises.

The interests of the Mortgagor in the Mortgaged Premises being conveyed hereby are subject to those encumbrances and other matters set forth or referred to in Schedule A hereto, and to that certain Indenture of Mortgage and Deed of Trust by and between the Mortgagor and Bankers Trust Company, as Trustee, dated as of May 1, 1921, as supplemented and amended by sixty- nine Supplemental Indentures, which Indenture of Mortgage and all of which Supplemental Indentures are on file in the office of the Secretary of the State of Connecticut and certificates with respect to which have been recorded in the Waterford Land Records (said Indenture of Mortgage and said Supplemental Indentures, collectively, the "CL&P Indenture").

TO HAVE AND TO HOLD the above granted and bargained premises unto the Collateral Agent and its successors as collateral agent under the Credit Agreement, and its and their respective assigns forever, to its and their own proper use and behoof, upon the terms and conditions herein set forth for the equal and ratable benefit and security of the obligees in respect of the Obligations (individually, a "Beneficiary"; collectively, the "Beneficiaries") and for the enforcement of the Obligations secured hereby, without preference, priority, or distinction as to any Obligation over any other Obligations by reason of priority in the time that such Obligation arose or became secured hereby or otherwise.

	AND IT IS MUTUALLY AGREED THAT:

1.	This Mortgage and the Collateral Agent's rights hereunder are and shall be at all times hereafter subject to the Collateral Agency Agreement, where applicable, and junior to CL&P Indenture, and to any and all modifications and amendments thereof, and indentures supplemental thereto, including, without limiting the generality of the foregoing, a modification, amendment, or supplemental indenture which provides for the incurrence of additional indebtedness to be secured by the CL&P Indenture. Although the provisions of this paragraph shall be automatic and self-operative, and no further instrument shall be required, the Collateral Agent, upon request at any time and from time to time of the Mortgagor or the first mortgage indenture trustee under the CL&P Indenture, shall promptly execute and deliver to the requesting party an instrument in recordable form and satisfactory in substance to the requesting party, subjecting the Collateral Agent's rights under this Mortgage to the CL&P Indenture and/or to any such modification, amendment, and/or supplemental indenture, and the Collateral Agent further appoints the Mortgagor as the Collateral Agent's attorney-in-fact with full power and authority to execute and deliver in the name of the Collateral Agent any such instrument.

2.	To the extent that the Mortgagor, pursuant to the terms of the Credit
Agreement, shall be or shall become entitled to sell or dispose of or otherwise deal with all or any portion of the Mortgaged Premises or any interest therein, free from the lien of this Mortgage, or obtain a release of all or any portion of its interest in the Mortgaged Premises or any portion thereof from the lien of this Mortgage, the Collateral Agent, upon request at any time and from time to time of the Mortgagor, shall promptly execute and deliver to Mortgagor an instrument in recordable form and satisfactory in substance to the Mortgagor releasing such property or interest from the lien of this Mortgage.

3.	Any event constituting an "event of default" under the terms and provisions of the document or documents under which any Obligation or Obligations arise shall constitute an event of default hereunder (an "Event of Default"), and if such Obligation or Obligations shall be declared due and payable pursuant to such document or documents because of any such event of default, the Collateral Agent shall thereupon be entitled to foreclose this Mortgage with respect to the undivided interests in the Mortgaged Premises owned by the Mortgagor, provided, that the Collateral Agent shall not so foreclose this Mortgage unless directed to so act by such Percentage of the Beneficiaries or the Advances as is provided for under the Credit Agreement and the Collateral Agency Agreement. If any such event of default is cured or waived in accordance with such document or documents, the related Event of Default shall be considered cured or waived, as the case may be, hereunder.

4.	Mortgagor, at its sole cost and expense, shall obtain and maintain for the benefit of the Collateral Agent, during the term of this Mortgage, such insurance (including appropriate plans of self-insurance) with respect to the Mortgaged Premises as is usually carried by companies engaged in similar businesses and owning similar properties, and in any event such insurance as may be required (i) under the CL&P Indenture, and (ii) to comply with all applicable laws and governmental regulations, including, without limitation, the Atomic Energy Act of 1954, as amended.

5.	In the event of damage to or destruction of the Mortgaged Premises, or any portion thereof, Mortgagor shall give prompt written notice thereof to the Collateral Agent. Except as otherwise provided in the CL&P Indenture, and subject to the rights of the first mortgage indenture trustee under the CL&P Indenture, (i) if the cost to repair or restore the damaged or destroyed portion of the Mortgaged Premises, as estimated by Mortgagor in its reasonable judgment, will not exceed $50,000,000, all proceeds of insurance payable in respect thereof shall be paid to Mortgagor and applied by Mortgagor to the cost of repair and restoration of the Mortgaged Premises, and (ii) if the cost to repair or restore the damaged or destroyed portion of the Mortgaged Premises, as estimated by Mortgagor in its reasonable judgment, will exceed $50,000,000, all proceeds of insurance payable in respect thereof shall be paid to the Collateral Agent and applied in reduction of the outstanding principal balance of the Obligations.

6.	Mortgagor shall give the Collateral Agent prompt written notice of the commencement of proceedings to condemn or take under the power of eminent domain all or any portion of or any interest in the Mortgaged Premises. Except as otherwise provided in the CL&P Indenture, and subject to the rights of the first mortgage indenture trustee under the CL&P Indenture, if any portion of or interest in the Mortgaged Premises is permanently condemned or taken by right of eminent domain, or is conveyed by Mortgagor in lieu thereof, all awards and other amount paid in respect thereof shall be paid to the Collateral Agent and applied in reduction of the outstanding principal balance of the Obligations.

7.	The Collateral Agent accepts this Mortgage upon and subject to the terms and conditions of the Collateral Agency Agreement, and upon the terms and conditions hereof, including the following, to all of which the Mortgagor agrees:

(a)	The Collateral Agent may exercise any of the powers hereof and perform any duty hereunder either directly or by or through its agents or attorneys and shall not be liable for the acts of such agents or attorneys appointed with due care hereunder.

(b)	If any instrument required to be recorded or filed or entered in order to make effective the lien created by this Mortgage or to maintain such lien is required to be executed and delivered by the Collateral Agent, the Collateral Agent agrees that it will duly execute and deliver the same.

8.	The resignation of any Collateral Agent, and the instrument or instruments removing any Collateral Agent and appointing a successor Collateral Agent hereunder, together with all deeds, conveyances, and other instruments provided for herein, shall, if permitted by law, be forthwith recorded, registered or filed by and at the expense of the Mortgagor wherever this Mortgage is recorded, registered, or filed.

9.	This Mortgage is, in part, an open-end mortgage to secure, among other things, advances made or to be made pursuant to the Credit Agreement, which is a commercial revolving loan agreement within the meaning of Connecticut General Statutes 49-2(c), and this Mortgage, and the Collateral Agent shall have all the rights, powers and protection allowed by applicable law with respect thereto, subject only to such limitations as are imposed by law. Additional and future loans and advances are specifically permitted to be made under the Credit Agreement and this Mortgage and shall be secured hereby equally with amounts advanced to the Mortgagor under the Credit Agreement and evidenced by the Notes on the date hereof, if any, and shall be entitled to the same priority as if such additional and future loans and advances had been made on the date hereof. Upon request of the then owner of record of the Mortgaged Premises, the Lenders may hereafter, at their option, at any time before full payment of this Mortgage and in accordance with the provisions of the Credit Agreement, make further advancements to such owner in such amounts and at such rates of interest as the Lenders shall determine, and every such further advance, with interest, shall be secured by this Mortgage and evidenced by the Notes and the records of the holders of the Notes; provided, however, that the principal amount of the indebtedness secured by this Mortgage and remaining unpaid shall at no time exceed $300,000,000.00, which is the maximum amount of the commercial revolving loan authorized hereby; and provided further that the terms of repayment of any such advancements shall not extend the time of repayment beyond the maturity date as stated in the Credit Agreement, as it may be extended upon the written agreement of the Mortgagor and the Lenders, pursuant to the terms of the Credit Agreement.

A copy of the Credit Agreement, as amended from time to time, is on file at the office of the Collateral Agent as set forth above, and a copy thereof may be obtained upon written request therefor made to the Collateral Agent. The aggregate principal balance of the commercial revolving loans outstanding under the Credit Agreement as it exists from time to time can be ascertained by making written inquiry of the Collateral Agent.

10.	All the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as the context may otherwise require and except as otherwise herein expressly provided.

11.	This Mortgage is to be governed by and construed in accordance with the laws of the State of Connecticut.

THE CONDITION OF THIS DEED IS SUCH THAT:

WHEREAS, the Mortgagor is or may become justly indebted to the Lenders in the aggregate principal amount of up to $300,000,000.00, as evidenced by the Notes, pursuant to the Credit Agreement, of which sum $120,000,000.00 has been advanced to the Mortgagor pursuant to the Credit Agreement;

NOW THEREFORE, if all of the Obligations at any time secured under this Mortgage are discharged in full and the commitments under the Credit Agreement are terminated, then this Mortgage shall be void; otherwise it shall be and remain in full force and effect.

REMAINDER OF PAGE  INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Mortgagor and the Collateral Agent have caused this Mortgage to be executed as of the date first hereinabove mentioned.


Witnesses:				THE CONNECTICUT LIGHT AND POWER COMPANY


Name:/s/					By/s/
						Name:
	Title:

Name:/s/

						CITIBANK, N.A., as Collateral Agent


Name:/s/					By:
						Name:
						Title

Name:/s/

STATE OF CONNECTICUT)
				:  ss:	Berlin				November    , 1999
COUNTY OF HARTFORD 	)

	The foregoing instrument was acknowledged before me            ,
this     day of November, 1999, by                         of The Connecticut
Light and Power Company, a Connecticut corporation, on behalf of the corporation.
/s/
Notary Public
My Commission Expires:


STATE OF                 )
						:  ss:			November , 1999
COUNTY OF 			)

	The foregoing instrument was acknowledged before me           ,
this     day of November, 1999, by                   of Citibank, N.A., a
national banking association, on behalf of the national banking association, as Collateral Agent.


/s/
Notary Public
My Commission Expires:

SCHEDULE A

All those certain pieces or parcels of land and other interests in real estate situated in the Town of Waterford, County of New London and State of Connecticut, and being more particularly described in the following deeds to The Connecticut Light and Power Company ("CL&P"), The Hartford Electric Light Company ("HELCO") (which was merged with and into CL&P as of June 30, 1982) and Western Massachusetts Electric Company ("WMECO"):

a)	Deed from The Millstone Point Company to CL&P, HELCO and WMECO dated June 27, 1966 and recorded June 28, 1967 in Volume 163,
Page 554 of the Waterford Land Records (the whole of the premises therein described being hereinafter referred to as the "Millstone Point Site" or the "Site"); and

b)	Deed from the Trustees of the property of The New York, New
Haven and Hartford Railroad Company to CL&P, HELCO and WMECO dated October 25, 1967 and recorded October 26, 1967 in Volume
170, Page 219 of the Waterford Land Records; and

c)	Quitclaim Deed from the Town of Waterford to CL&P, HELCO and
WMECO dated May 8, 1968 and recorded May 13, 1968 in Volume
172, Page 262 of the Waterford Land Records;

Excepting therefrom those certain pieces or parcels of land and other interests in real estate that were conveyed by or acquired from CL&P, HELCO and WMECO in or pursuant to the following instruments:

d)	Deed from CL&P, HELCO and WMECO to the Town of Waterford dated
September 26, 1966 and recorded May 13, 1968 in Volume 172,
Page 676 of the Waterford Land Records;

e)	Statutory Form Warranty Deed (Building and Improvements Only)
from CL&P, HELCO and WMECO to Interet Land Co. dated December
28, 1978 and recorded December 29, 1978 in Volume 248, Page
307 of the Waterford Land Records; and

f)	Certificate of Taking by the State of Connecticut dated
November 20, 1987 and recorded December 7, 1987 in Volume 336,
Page 450 of the Waterford Land Records;

And further excepting therefrom all that certain piece or parcel of land containing 6.6 acres, more or less, located westerly of that certain private access road sometimes known as Fox Island Road, being a portion of the Millstone Point Site, and being more particularly bounded and described as follows:

	Commencing at a point on the westerly face of a seawall along the easterly edge of Niantic Bay, marking a corner of land herein described; thence running the following ten (10) courses and distances through the Site: running N 75E 16' W, about 65 feet to
a point; thence N 30E 16' E, 	45.00 feet to a point, which point is
north 173837.43 and east 759563.11 on the Connecticut State Plane Coordinate System; thence N 75E 16' E, in part along a line between Millstone Unit No. 1 and Unit No. 2, 528.00 feet to a point; thence S 58E 44' E, 100.00 feet to a point; thence S 12E
44' E, about 300 feet to a point marking the edge of an abandoned quarry; thence southerly along the edge of said quarry, about 220 feet to a point; thence N 59E 44' W, about 140 feet to a point; thence S 75E 16' W, 195.00 feet to a point; thence N 14E 44' W,
40.00 feet to a point, which point is north 173524.35 and east 759866.71 on the Connecticut State Plane Coordinate System; thence
S 75E 16' W, about 355 feet to a point in the easterly shoreline of Niantic Bay; thence running northerly along said shoreline of Niantic Bay, about 185 feet to a point marking the southwesterly corner of intake structure No. 1; thence running the following two
(2) courses and distances along said intake structure No. 1:
running northerly about 70 feet to a point marking the northwesterly corner of said structure; thence running easterly about 30 feet to a point marking the intersection of the northerly face of said structure with the westerly face of the seawall mentioned above; thence running northerly along said westerly face of said seawall, about 110 feet to the point and place of beginning:

	The above bearings are referred to the Connecticut Grid North. Said parcel of land is more clearly designated and defined by a map entitled "PLAN SHOWING LAND ASSOCIATED WITH MILLSTONE UNIT NO. 1 TOWN OF WATERFORD SCALE: 1" = 100' DATE: 2-18-1981 SYSTEM REAL ESTATE DEPARTMENT DWG. NO. 18948", a copy of which map has been or will be filed for record in the Town Clerk's office in said Town of Waterford and reference to which is hereby made.

Together with the rights created in, but subject to the terms and conditions of, the following instruments:

g)	Easement from the Trustees of the property of The New York,
New Haven and Hartford Railroad Company to CL&P, HELCO and
WMECO dated October 31, 1967 and recorded in Volume 170, Page
223 of the Waterford Land Records;

h)	Water Main Easement from the Trustees of the property of The
New York, New Haven and Hartford Railroad Company to CL&P,
HELCO and WMECO dated August 14, 1968 and recorded August 21,
1968 in Volume 174, Page 319 of the Waterford Land Records;

i)	Easement from the Trustees of the property of The New York,
New Haven and Hartford Railroad Company to CL&P dated
September 5, 1968 and recorded February 13, 1969 in Volume
176, Page 634 of the Waterford Land Records; and

j)	Drainage Easement from Michael R. Mader to CL&P and WMECO
dated June 21, 1985 and recorded July 16, 1985 in Volume 295,
Page 694 of the Waterford Land Records.

Said premises are conveyed subject to the general reservation to the Mortgagor and its successors and assigns forever of the right to use the premises described in this Schedule A (exclusive of the portions thereof on which the Millstone Unit No. 2 and Millstone Unit No. 3 generating unit structures are located) for whatever purpose they may desire in connection with the use and ownership of the Site.

Without in any way limiting the general reservation set forth in the preceding paragraph, said premises are also conveyed subject to the specific reservation to the Mortgagor and to its successors and assigns forever of the rights (a) to use, maintain and relocate the access roads on the Mortgaged Premises and on the Site; (b) to construct, install, reconstruct, inspect, repair, replace, use, maintain and operate beneath, on and over said premises lines for the transmission of electricity and related facilities and pipes or mains for water, sewerage, drainage or any other necessary utility services; (c) to use, repair, reconstruct and maintain, and to have maintained, for the benefit of the Millstone Unit No. 1 generating unit structure, the common wall between said Millstone Unit No. 2 and said Millstone Unit No. 1; (d) to park vehicles and store equipment on said premises; (e) to construct, reconstruct, repair, maintain, use and operate intake and discharge facilities and structures on said premises; and (f) to construct, install, reconstruct, inspect, use, repair, replace and maintain any and all areas, facilities, fixtures and equipment on said premises, whether or not included in said Millstone Unit No. 2 or Millstone Unit No. 3 generating unit structures, which are now or may hereinafter be used or useful, in whole or in part, in connection with the operation or ownership of the Site or any other portion thereof.

Said premises are also subject to the following matters:

1.	Any and all provisions of any ordinance, municipal regulation or public or private law.

2.	Taxes to the Town of Waterford on the Lists of October 1, 1998, and
all subsequent years.

3.	Any and all rights, easements, reservations, waivers, conditions and covenants as of record may appear.

4.	Any and all liens that may hereafter arise under Connecticut
General Statutes Section 22a-452a, which provides, under certain circumstances, for the creation of priority liens in favor of the State of Connecticut covering reimbursement for expenses incurred in containing, removing or mitigating a "spill" (as defined in said statute).

5.	Such state of facts as an accurate survey and personal inspection of the premises might disclose.

6.	Any riparian, littoral or other rights of others in and to any brook, stream, bay, sound or watercourse flowing through, over or along the premises.

7.	Any statutory lien for labor or material.

8.	Terms, conditions, limitations, restrictions, and provisions of that certain agreement dated as of September 1, 1973, as amended and as to be amended by various amendatory agreements, including those dated as of August 1, 1974, and December 15, 1975, by and among The Connecticut Light and Power Company and several other New England electric utilities (said agreement, as so amended, being referred to herein as the "Sharing Agreement"), a copy of which Sharing Agreement (excluding the amendatory agreement dated as of December 15, 1975, and all other amendatory agreements dated after February 28, 1975) is attached as Schedule B to a certain quitclaim deed from The Connecticut Light and Power Company dated February
28, 1975, and recorded in the Waterford Land Records in Volume 215, Page 252, and a copy of which amendatory agreement dated as of December 15, 1975, is attached to a certain quitclaim deed from The Connecticut Light and Power Company to Central Maine Power Company et al, dated October 25, 1977, and recorded in said Land Records in Volume 239, Page 13.

9.	Agreement ("Waiver Agreement") among Public Service Company of New
Hampshire and other electric utilities, dated as of August 10, 1977, and recorded in the Waterford Land Records in Volume 245,
Page 443, as amended by agreements dated as of September 1, 1977, recorded in said Land Records in Volume 245, Page 476, and as of November 1, 1977, and recorded in said Land Records in Volume 245,
Page 501.

10.	Certain fencing rights, and reservation of 50-foot right-of-way and right to install service lines, as set forth in deed from The New
York, New Haven, and Hartford Railroad Company to Henry Gardiner, dated May 14, 1956, and recorded in the Waterford Land Records in Volume 111, Page 535.

11.	Certain rights reserved by Henry Gardiner in a warranty deed to The
Millstone Point Company, dated February 10, 1966, and recorded in the Waterford Land Records in Volume 161, Page 600, with respect to railroad crossings and use of portion of discontinued Millstone
Road.

12.	Distribution easement from The Millstone Point Company to The
Connecticut Light and Power Company, dated June 27, 1966, and recorded in the Waterford Land Records in Volume 163, Page 525.

13.	Transmission easement from The Millstone Point Company to The
Connecticut Light and Power Company, dated June 27, 1966, and recorded in the Waterford Land Records in Volume 163, Page 531.

14.	Covenants with respect to construction, noninterference with railroad trains, risk of loss, etc. in connection with railroad crossing easement from the Trustees of the property of The New
York, New Haven and Hartford Railroad Company to The Connecticut Light and Power Company et al, dated October 25, 1967, and recorded in the Waterford Land Records in Volume 170, Page 223.

15.	Notice of Order Establishing Bounds of Wetlands Area (Tidal) by
Commissioner of Environmental Protection, dated July 2, 1973, and recorded in the Waterford Land Records in Volume 205, Page 338.

16.	Special Exception from Waterford Planning and Zoning Commission, dated March 22, 1976, and recorded in the Waterford Land Records in Volume 224, Page 390.

17.	A covenant, surrender and waiver of partition rights, a condition subsequent concerning compliance with Sharing Agreement, certain other conditions, limitations and restrictions of Sharing
Agreement, a certain general reservation, a certain specific reservation and all other rights, limitations and reservations set forth in the aforesaid quitclaim deed from The Connecticut Light and Power Company dated February 28, 1975.

18.	Covenant regarding prohibition of partition of premises in set forth in, and easements, rights of way, financing covenants and rights to use water systems cited in, a warranty deed from The
Millstone Point Company to CL&P, WMECO and HELCO, dated June 7,
1966 and recorded in said Land Records in Volume 163, Page 554.

19.	Reservation of 50 foot strip, existing drainage conditions and fence agreements cited in deed from the Trustees of the property of The New York, New Haven and Hartford Railroad Company to CL&P,
HELCO and WMECO dated October 25, 1967 and recorded in said Land
Records in Volume 170, Page 219.

20.	License agreement to the Town of Waterford dated November 29, 1978 and recorded in said Land Records in Volume 248, Page 47.

21.	Ground Lease to Interet Land Co., Inc. dated December 28, 1978 and recorded in said Land Records in Volume 248, Page 310.

22.	License to the Town of Waterford dated September 19, 1979 and recorded in said Land Records in Volume 253, Page 416.

23.	Ground Lease to Northeast Nuclear Energy Company dated August 26,
1983 and recorded in said Land Records in Volume 275, Page 349, amended and restated October 1, 1985 and recorded in said Land
Records in Volume 298, Page 843.

24.	Declaration and Waiver with ComPlane, Inc. dated November 27, 1985 and recorded in said Land Records in Volume 298, Page 518.

25.	Sewer Easement to the Town of Waterford dated November 19, 1984 and recorded in said Land Records in Volume 290, Page 595.

26.	Order to Abate Pollution by State Connecticut Department of
Environmental Protection dated October 18, 1985 and recorded in said Land Records in Volume 299, Page 247.

27.	Order to Abate Pollution by State of Connecticut Department of
Environmental Protection dated October 18, 1985 and recorded in said Land Records in Volume 299, Page 247 and modified September
18, 1986 and recorded in said Land Records in Volume 313, Page 861 and November 20, 1987 and recorded in said Land Records in Volume
336, Page 185.

28.	Special Permit granted by the Town of Waterford Planning and Zoning
Commission dated June 22, 1987 and recorded in said Land Records in Volume 328, Page 369.

29.	Permanent easement to slope and permanent drainage right of way, and temporary easements to construct driveways and sedimentation controls in Certificate of Taking by the State of Connecticut dated November 20, 1987 and recorded in said Land Records in Volume 336,
Page 450.

30.	Notice of Parties to Agreement among CL&P, WMECO, Northeast Nuclear
Energy Company and Connecticut Yankee Power Company dated June 2,
1988 and recorded in said Land Records in Volume 345, Page 56.

31.	Notice of Air Management Order to State of Connecticut Department
of Environmental Protection dated October 20, 1995 and recorded in said Land Records in Volume 478, Page 704.

32.	Pump Station Easement to the Town of Waterford dated December 23,
1996 and recorded in said Land Records in Volume 465, Page 308.

33.	Water Line Easement to the Town of Waterford dated September 18,
1997 and recorded in said Land Records in Volume 474, Page 214.

34.	Short Form Agreement for the Provision of Fiber Optic Facilities
and Services dated February 27, 1998, and recorded in said Land
Records in Volume 480, Page 1190.